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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2003 except for
Note 10 as to which the date is April 10, 2003 relating to the financial statements and financial statement schedules, which appears in Kirkland's Annual Report on Form 10-K for the year ended February 1, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.



                                              /s/ PRICEWATERHOUSECOOPERS LLP

Memphis, Tennessee
December 12, 2003